UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2012

INTERCLOUD SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 North Military Trail, Suite 275, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (561) 988-1988

Genesis Group Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

T N S, Inc.

On September 17, 2012, InterCloud Systems, Inc., formerly known as  Genesis Group Holdings, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “TNS Agreement”) with the stockholders of  T N S, Inc., an Illinois corporation based in Des Plaines, Illinois (“TNS”). TNS is a provider of structured cabling and distributed antenna systems primarily in the Chicago, Illinois area.  Pursuant to the TNS Agreement, the Company acquired all the outstanding capital stock of T N S for aggregate consideration valued at $5,486,372.  The consideration paid or issued by the Company at the closing consisted of: (i) cash in the amount of $700,000, (ii) 4,150 shares of the Company’s Series F Preferred Stock valued at $4,026,822 and (iii) 40,000 shares of the Company’s common stock. The aggregate purchase price is valued at $5,486,372. In the TNS Agreement, the Company granted the sellers the right to put to the Company the shares of common stock issued at the closing for $12.50 per share, beginning March 17, 2014 and continuing for 60 days thereafter. In the event the adjusted EBITDA of TNS for the 12 month period beginning October 1, 2012 is greater or less than $1,250,000, the Company also agreed to issue, or cancel, as appropriate, shares of Series F Preferred Stock based on an agreed-upon formula.

In addition, in the TNS Agreement, the Company agreed that, upon completion of a public offering of the Company’s common stock, the Company will issue to the sellers an aggregate number of shares of common stock equal to (i) $200,000 divided by (ii) the offering price per share of the common stock in such public offering. Finally, as additional consideration pursuant to an earn-out provision, the Company agreed to pay the sellers an amount equal to 20% of TNS’s adjusted EBITDA in excess of $1,275,000 for each of the three 12-month periods immediately following the closing date. During such 36-month period, the Company agreed to operate TNS in the ordinary course with the commercially-reasonable objective of maximizing the amount payable to the sellers with respect to such three 12-month periods. This earn-out has been valued at $259,550 and recorded as a liability at the initial measurement date.

The holders of the Series F Preferred Stock can demand that an aggregate of 3,000 shares of Series F Preferred be redeemed, with the redemption to occur within 20 days of such request.  The holders may also request that an additional 575 shares of Series F Preferred Stock be redeemed beginning on September 17, 2013 and that an additional 575 shares of Series F Preferred Stock be redeemed beginning on September 17, 2014.   Both the shares of Series F Preferred Stock and the puttable common stock are accounted for as temporary equity due to the redemption of these shares resting with the holders of these instruments. As a result of the total consideration paid exceeding the net assets acquired, the Company recorded approximately $4,000,000 of goodwill. The goodwill is not tax deductible.

ADEX Corporation

On September 17, 2012, the Company entered into an Equity Purchase Agreement (the “ADEX Agreement”) with the shareholders of ADEX and acquired all the outstanding capital stock of ADEX and ADEXCOMM Corporation, a New York corporation (“ADEXCOMM”), and all outstanding membership interests of ADEX Puerto Rico LLC, a Puerto Rican limited liability company (“ADEX Puerto Rico,” and together with ADEX and ADEXCOMM, the “ADEX Entities”). The ADEX Entities are collectively an international service organization that provides turnkey services and project staffing solutions exclusively to the telecommunication industry.  ADEX assists telecommunications companies throughout the project life cycle of any network deployment.  Under the terms of the ADEX Agreement, the Company acquired all of the outstanding equity interests of the ADEX Entities in exchange for aggregate consideration valued at $17,321,472.  Such consideration included a cash payment at closing of $12,819,594, less the amount of debt of the ADEX Entities repaid by the Company at the closing (approximately $1,241,000). The Company also issued promissory notes to pay the sellers the aggregate amount of $1,046,000 (the “ADEX Note”), which notes have since been paid in full.

As additional consideration, the Company agreed to pay the sellers an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the ADEX Entities for the 12-month period beginning on October 1, 2012 (the “Forward EBITDA”), provided that if the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50 and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0. The Company also agreed to pay the sellers an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243. This contingent consideration was valued at $2,123,210 and was recorded as a liability at the initial measurement date. In connection with the obligation to make these payments, the Company issued to the sellers 2,000 shares of its Series G Preferred Stock, and provided that those shares are redeemable in the event the Company defaults on its obligation to make such payments. The shares of Series G Preferred will be automatically cancelled if the Company makes the required payments in cash. As a result of the total consideration paid exceeding the net assets acquired; the Company recorded approximately $10.5 million of goodwill. The goodwill is not tax deductible.

Rives-Monteiro

On November 15, 2011, the Company entered into, and on December 14, 2011 amended, a Stock Purchase Agreement (the “Rives-Monteiro Agreement”) with the two members of RM Engineering and RM Leasing (collectively Rives-Monteiro).  Rives-Monteiro has been in business since 1998, performing cable engineering services in the Southeastern United States with additional services performed internationally.  Pursuant to the Rives-Monteiro Agreement, the Company acquired 49% of the membership interests of Rives Monteiro Engineering, were granted the right to purchase the remaining 51% of RM Engineering for $1.00 and acquired all of the membership interests of RM Leasing for the following consideration: (i) a cash payment in the amount of $300,000, of which $100,000 was paid on December 29, 2011, the date of consummation of the acquisitions, $100,000 was payable on or before March 29, 2012, and $100,000 was payable on or before June 29, 2012, (ii) 60,000 shares of common stock, (ii) the assumption of indebtedness in the aggregate amount of $211,455, (iii) an amount equal to 50% of the net income of RM Engineering during the 18-month period following date of acquisition of RM Engineering, and (iv) warrants to purchase up to 4,000 additional shares of common stock at a price equal to the lower of a 25% discount to the market price of the common stock on the date of exercise or $37.50 per share, for each $500,000 of EBITDA earned by RM Engineering during the 24-month period following the date of acquisition of RM Engineering. The cash payments in the aggregate amount of $200,000 were not paid when due in March and June 2012, and the parties have agreed that such payments will be made on or prior to the closing of the Company’s pending public offering.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b) of Form 8-K, the pro forma financial information required pursuant to Regulation S-X is filed as Exhibit 99.1 to this Form 8-K and is incorporated in its entirety herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1
Stock Purchase Agreement dated September 17, 2012 by and among the Company, T N S, Inc., Joel Raven and Michael Roeske (incorporated by reference herein to the Exhibit 2.6 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 5, 2012).

2.2
Equity Purchase Agreement dated September 17, 2012 by and among the Company, ADEX Corporation,  ADEXCOMM Corporation, ADEX Puerto Rico LLC, Peter Leibowitz, Gary McGuire, Marc Freedman and Justin Leibowitz (incorporated by reference herein to the Exhibit 2.6 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 5, 2012).

2.3
Stock Purchase Agreement, dated November 15, 2011, by and among the Company, Margarida Monteiro and Carlos Monteiro (incorporated by reference herein to the Exhibit 2.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 5, 2012).

2.4
Amendment to Stock Purchase Agreement, dated December 14, 2011, by and among the Company, Margarida Monteiro and Carlos Monteiro (incorporated by reference herein to the Exhibit 2.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 5, 2012).

99.1
Audited financial statements of T N S, Inc. as of December 31, 2011 and for the years ended December 31, 2011 and 2010, and unaudited financial statements of T N S, Inc. as of June 30, 2012 and for the six months ended June 30, 2012 and 2011.

99.2
Audited Condensed Combined financial statements of ADEX Corporation as of December 31, 2011 and for the years ended December 31, 2011 and 2010, and unaudited Condensed Combined financial statements of ADEX Corporation as of June 30, 2012 and for the six months ended June 30, 2012 and 2011.

99.3
Unaudited pro forma Condensed Combined balance sheet of the Company as of June 30, 2012, and the unaudited pro forma Condensed Combined statements of operations of the Company for the year ended December 31, 2011 and for the six months ended June 30, 2012.

99.4	Audited financial statements of Rives Monteiro Engineering, LLC as of December 31, 2011 and for the years ended December 31, 2011 and 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013	InterCloud Systems, Inc.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Stock Purchase Agreement dated September 17, 2012 by and among the Company, T N S, Inc., Joel Raven and Michael Roeske (incorporated by reference herein to the Exhibit 2.6 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 5, 2012).

2.2
Equity Purchase Agreement dated September 17, 2012 by and among the Company, ADEX Corporation,  ADEXCOMM Corporation, ADEX Puerto Rico LLC, Peter Leibowitz, Gary McGuire, Marc Freedman and Justin Leibowitz (incorporated by reference herein to the Exhibit 2.6 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 5, 2012).

2.3
Stock Purchase Agreement, dated November 15, 2011, by and among the Company, Margarida Monteiro and Carlos Monteiro (incorporated by reference herein to the Exhibit 2.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 5, 2012).

2.4
Amendment to Stock Purchase Agreement, dated December 14, 2011, by and among the Company, Margarida Monteiro and Carlos Monteiro (incorporated by reference herein to the Exhibit 2.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 5, 2012).

99.1
Audited financial statements of T N S, Inc. as of December 31, 2011 and for the years ended December 31, 2011 and 2010, and unaudited financial statements of T N S, Inc. as of June 30, 2012 and for the six months ended June 30, 2012 and 2011.

99.2
Audited Condensed Combined financial statements of ADEX Corporation as of December 31, 2011 and for the years ended December 31, 2011 and 2010, and unaudited Condensed Combined financial statements of ADEX Corporation as of June 30, 2012 and for the six months ended June 30, 2012 and 2011.

99.3
Unaudited pro forma Condensed Combined balance sheet of the Company as of June 30, 2012, and the unaudited pro forma Condensed Combined statements of operations of the Company for the year ended December 31, 2011 and for the six months ended June 30, 2012.

99.4	Audited financial statements of Rives Monteiro Engineering, LLC as of December 31, 2011 and for the years ended December 31, 2011 and 2010.